EXHIBIT 99.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to the Employment Agreement dated September 10, 2004 (the "Prior Agreement"), is entered into by and between Access Worldwide Communications, Inc., a Delaware corporation, with its principal place of business at 4950 Communication Avenue, Suite 300, Boca Raton, FL 33431 ("Access"), and Stedman Stevens ("Employee"). Access and Employee will be referred to collectively as the "Parties."

                                    RECITALS
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     WHEREAS, Access and Employee have determined that it is in the best interest of the Parties, and in furtherance of their purposes, to amend the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the Parties hereto agree to amend the Prior Agreement as follows:

                                      TERMS
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     1.   Unless modified herein, the Prior Agreement shall remain in full force and effect and is hereby ratified and confirmed. Any capitalized terms not defined herein shall have their respective meanings as defined in the Prior Agreement.

     2.   Amendments. Section 1 and Section 8 of the Prior Agreement shall be
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deleted in their entirety and replaced with the following:

     1.   Employment, Term; Consulting, Term.
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          a)   The Company hereby employs the Employee on the terms hereinafter set forth for a period commencing on September 10, 2004, and ending on December 31, 2005 (the "Term").

          b) Upon the completion of the Employment Term as set forth in 1(a) above, former Employee will become a consultant to the Company (the "Consultant") for the period beginning January 1, 2006 and ending February 28, 2006 (the "Consulting Term"). The Consultant shall at all times during the Consulting Term be an independent contractor and nothing herein shall be construed to make Consultant an employee of the Company. As compensation for Consultant during the Consulting Term, Company shall pay to Consultant a fee totaling thirty two thousand two hundred dollars ($32,200). The fee shall be paid in four (4) equal installments, January 13, 2006, January 27, 2006, February 10, 2006 and February 24, 2006.

     3.   Effectiveness. The Amendments contemplated by Section 2 hereof shall
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be effective when this Amendment shall have been duly executed Parties.

     4.   Counterparts. This Amendment may be executed in two or more
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counterparts and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.   Governing Law. This Amendment shall be governed by and construed and
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enforced in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Florida.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date set forth above.

ACCESS WORLDWIDE COMMUNICATIONS, INC.    EMPLOYEE/CONSULTANT

Signature:___________________________    Signature:___________________________

Name:     ___________________________    Name:     ___________________________

Title:    ___________________________

Date:     ___________________________    Date:     ___________________________